Exhibit 10.11

AMENDMENT NO. 1

TO THE

ROYAL CARIBBEAN CRUISES LTD.

AMENDED AND RESTATED 2000 STOCK AWARD PLAN

Whereas, Royal Caribbean Cruises Ltd. (the "Company") has adopted the Amended and Restated 2000 Stock Award Plan (the “Plan”). Unless otherwise specified, capitalized terms as used in this Amendment No. 1 are defined in the Plan; and

Whereas, Section 11 of the Plan provides that the Committee may amend the Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s stockholders; and

Whereas, as a result of the recent amendment and restatement of the Plan, the Plan now includes a formula for determining the “Fair Market Value” for a Share of Stock that is inconsistent with the formula that was traditionally used by the Company in this Plan prior to its amendment and restatement and that is currently used in other Company employee stock plans; and

Whereas, the Committee desires to amend the Plan to include the formula that has traditionally been used by the Company; and

Whereas, this amendment does not constitute a material amendment to the Plan that would require shareholder approval.

Now, therefore, the Plan is hereby amended as follows:

The definition of “Fair Market Value” in Section 2 of the Plan is hereby deleted and the following new definition is inserted in lieu thereof:

“ ‘Fair Market Value’ of a Share of Stock as of any date means the mean between the highest and lowest reported sale prices of the Stock (i) on the date on the principal exchange or market on which the Stock is then listed or admitted to trading, or (ii) if the day is not a date on which such exchange or market is open, the last preceding date on which there was a sale of such Stock on such exchange or market.”

This Amendment No. 1 is effective as of December 13, 2004.

IN WITNESS WHEREOF Royal Caribbean Cruises Ltd. has caused this Amendment No. 1 to be executed as of this 13 day of December 2004.

ROYAL CARIBBEAN CRUISES LTD.
Attest: /s/BRADLEY H. STEIN	By: /s/ THOMAS F. MURRILL
Bradley H. Stein	Thomas F. Murrill
Assistant General Counsel	Vice President and Chief
Human Resources Officer